UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of Company specified in its charter)

Maryland	333-126087	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Company’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Item 2.03 regarding the financing arrangements entered in connection with the acquisition of the property described in Item 2.01 is incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 29, 2007, KBS Real Estate Investment Trust, Inc. (the “Company”), through an indirect wholly owned subsidiary, KBS Offices At Kensington, LLC (the “Owner”), purchased two four-story office buildings containing 170,436 rentable square feet (“The Offices at Kensington”) from CLPF-Kensington, L.P., which is not affiliated with the Company or its advisor, KBS Capital Advisors LLC. The Offices at Kensington are located on an approximate 9-acre parcel of land at 1600 and 1650 Highway 6 South in Sugar Land, Texas.

The purchase price of The Offices at Kensington was $28,000,000 plus closing costs. The acquisition was funded from an $18,500,000 fixed rate loan secured by The Offices at Kensington and with proceeds from the Company’s ongoing public offering.

The Offices at Kensington were completed in 1998 and are currently 85% leased by thirty-four tenants at March 2007, including Noble Drilling Services, Inc. (12.6%). Noble Drilling Services is one of the largest offshore drilling contractors in the world.

The current aggregate annual base rent for the tenants of The Offices at Kensington is approximately $3.0 million. As of March 2007, the current weighted-average remaining lease term for the current tenants of The Offices at Kensington is approximately 2.6 years. The Noble Drilling Services lease expires in July 2011 and the average annual rental rate for the Noble Drilling Services lease over the remaining lease term is approximately $21.00 per square foot. Noble Drilling Services has the right, at its option, to terminate its lease effective November 30, 2009 with nine months notice and upon payment of a termination fee. Noble Drilling Services also has the right, at its option, to extend the lease for one additional five-year period.

The Company does not intend to make significant renovations or improvements to The Offices at Kensington. Management of the Company believes that The Offices at Kensington are adequately insured.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF COMPANY

In connection with the acquisition of The Offices at Kensington, the Owner obtained an $18,500,000 fixed rate mortgage loan from a financial institution. The loan matures on April 1, 2014 and bears interest at a fixed rate of 5.52% per annum. Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment. The Owner has the right to defease the entire loan (but not prepay) upon the earlier to occur of (a) three years after March 29, 2007 and (b) two years after the “start up day” of the REMIC trust established by the lender. The loan is secured by The Offices at Kensington.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Real Estate Acquired. Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, the Company hereby confirms that it intends to file the required financial statements on or before June 14, 2007, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: April 4, 2007	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chief Executive Officer